Exhibit 107
Calculation of Filing Fee Tables
Form S-3ASR
(Form Type)
Luminar Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(o)	(2)	—	—	—	—
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(2)	—	—	—	—
	Debt	Debt Securities	457(o)	(2)	—	—	—	—
	Equity	Warrants (3)	457(o)	(2)	—	—	—	—
	Equity	Units (4)	457(o)	(2)	—	—	—	—
	Unallocated (Universal) Shelf		457(o)	$100,000,000	—	$100,000,000	0.0001531	$15,310.00
	Equity	Class A Common Stock, $0.0001 par value per share	457(o)(5)	$209,000,000	$—	$209,000,000	0.0001531	$31,997.90
	Equity	Class A Common Stock, $0.0001 par value per share	457(c)(6)	1,000,000	$5.96	$5,960,000	0.0001531	$912.48
Fees Previously Paid	Unallocated (Universal) Shelf		457(o)	$100,000,000	—	$100,000,000	0.0001531	$15,310.00
	Equity	Class A Common Stock, $0.0001 par value per share	457(o)	$209,000,000	$—	$209,000,000	0.0001531	$31,997.90
	Equity	Class A Common Stock, $0.0001 par value per share	457(c)	1,000,000	$5.96	$5,960,000	0.0001531	$912.48
	Total Offering Amounts							$48,220.38
	Total Fees Previously Paid (7)							$48,220.38
	Total Fee Offsets							N/A
	Net Fee Due							0
(1)The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of shares of its Class A common stock, $0.0001 par value per share (“Class A Common Stock”).
(2)The amount to be registered consists of an indeterminate amount of Class A Common Stock, preferred stock, debt securities, warrants and/or units and shall have an aggregate initial offering price not to exceed $100,000,000. Also registered hereunder is such currently indeterminate number of (i) shares of Class A Common Stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, Class A Common Stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to antidilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(3)Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of Class A Common Stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(4)Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(5)The amount to be registered relates to Class A Common Stock that may be issued and sold pursuant to the registrant’s equity finance program pursuant to a prospectus included in this registration statement.
(6)The amount to be registered relates to 1,000,000 shares of Class A Common Stock to be sold pursuant to a prospectus included in Post-Effective Amendment No. 1 to this registration statement.
(7)The registrant previously paid a total fee of $48,220.38, consisting of (i) $15,310.00 related to the $100,000,000 in unallocated (universal) shelf securities, (ii) $31,997.90 related to the $209,000,000 in shares of Class A Common Stock of the registrant that may be issued and sold under the registrant’s equity financing program, and (iii) $912.48 related to the 1,000,000 shares of Class A Common Stock sold pursuant to a prior prospectus included in Post-Effective Amendment No. 1 to the registration statement.